UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2016

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1094 Main Avenue, Suite A, Clifton, NJ	07011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Litigation Update

Ironridge Litigation

Note: All Ironridge litigation stems from a 2013 financing transaction entered into with Ironridge by the Registrant’s then Chief Executive Officer, Robert Schneiderman, without prior approval of the Board of Directors. Despite the allegations of Ironridge’s wrong-doing made by the Company in the litigation, (which has cost the Company in excess of $1 million dollars in attorney’s fees and costs, court costs, disbursements and other costs) Mr. Schneiderman has filed an Affidavit in the California State Court absolving Ironridge from any wrong-doing (“June 2016 Schneiderman Affidavit”). In apparent exchange, Ironridge has joined in a Stipulation not only to release Mr. Schneiderman from the prohibitions of a prior court injunction which Ironridge had obtained, but also generally. Because of the potential adverse impact which the June 2016 Schneiderman Affidavit may have on the Company and its stockholders, the Company is providing this update with a summary background. A copy of the June 2016 Schneiderman Affidavit is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Summary Background

Ironridge Global IV, Ltd. is a corporation organized under the laws of the British Virgin Islands. Ironridge Global Partners, LLC is a Delaware limited liability company. Together they engage in a financing business under a program which they call “liabilities for equity” or LIFE. They purchase debts of an issuer from the creditors, settle the debts with the issuer by the issuer’s issuance to them of discounted shares of stock, and secure such shares as “free trading” by the use of a “fairness” hearing which provides an exemption from SEC registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

Beginning in approximately August 2013, Mr. Schneiderman, in his capacity as CEO of the Registrant, negotiated the purchase by Ironridge of debts held by various creditors of the Registrant in the aggregate amount of $686,962.08 (the “Claim”). Mr. Schneiderman agreed with Ironridge to settle the Claim in exchange for the initial issuance of 8,690,000 unrestricted and freely tradable shares of the Registrant’s common stock to Ironridge, with this number of shares being subject to subsequent adjustment in accordance with a formula based upon the Registrant’s stock value. An agreement containing the settlement terms (“Stipulation”) was signed by Mr. Schneiderman and the principals of Ironridge and submitted to the California Superior Court for the County of Los Angeles (“California State Court”) for the fairness hearing under Section 3(a)(10) of the Securities Act of 1933. On November 8, 2013, the California State Court issued an order approving the Stipulation, and retaining jurisdiction to enforce the Stipulation.

On November 18 and 19, 2013, at the direction of Mr. Schneiderman, the Registrant delivered a total of 8,690,000 shares of the Registrant’s common stock to Ironridge.

On December 18, 2013, approximately six weeks after the Stipulation became binding upon the Registrant and Ironridge, Mr. Schneiderman informed the Registrant’s Board of Directors of the existence of the Stipulation and that he had already authorized the issuance of 8,690,000 shares of the Registrant’s common stock to Ironridge.

On February 13, 2014, in response to Ironridge’s demand for the issuance of more of Registrant’s stock, as authorized by the adjustment formula in the Stipulation executed by Mr. Schneiderman, he directed the Registrant’s transfer agent to issue an additional 1,615,550 shares of the Registrant’s common stock to Ironridge. Approximately one month later, Mr. Schneiderman informed the Board of Directors of the Registrant, at its March 26, 2014 meeting, that he had authorized the issuance of the additional shares to Ironridge.

On April 4, 2014, Ironridge made another demand for an additional 1,646,008 shares of the Registrant’s common stock, similar in all respects to its February 13 demand and as authorized by the adjustment formula in the Stipulation executed by Mr. Schneiderman. This time, Mr. Schneiderman refused to authorize the issuance of the additional shares to Ironridge as he determined that (according to the Form 8-K he signed and filed on May 12, 2014) Ironridge had already received shares with enough market value to cover the amount of the Claim. As a result of Mr. Schneiderman’s actions, Ironridge filed a motion in the California State Court on May 6, 2014 seeking to enforce the Stipulation signed by Mr. Schneiderman. The California State Court ordered the Registrant to comply with the Stipulation and issue the additional 1,646,008 shares to Ironridge. (The Registrant’s appeal of that order was dismissed by the Court of Appeal on June 30, 2015 because of the Registrant’s failure to conform to the injunctive provisions of the California State Court order.)

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On May 22, 2014, while the motion filed by Ironridge against the Registrant was pending in California State Court, Mr. Schneiderman directed the Registrant to file a complaint against Ironridge and its controlling persons in the United States District Court for the Central District of California, asserting violations of Section 10(b) of the Securities Exchange Act of 1934 and related federal rules and state laws by the Ironridge parties.

On September 25, 2015, the California State Court issued an Order requiring the Registrant to issue to Ironridge an additional 87,031,631 shares of the Registrant’s common stock under the adjustment formula in the Stipulation signed by Mr. Schneiderman, and the Court set additional matters for hearing in October 2015.

On October 19, 2015, the California State Court issued an Order prohibiting the Registrant and its directors, officers, attorneys and agents, including Mr. Schneiderman, from issuing or transferring any shares of the Registrant’s common stock to anyone other than Ironridge until after the additional 87,031,631 shares of the common stock have been issued to Ironridge (“October 2015 Order”). The Registrant has filed appeals of the California State Court’s orders issued in September and October 2015 and these orders requiring the Registrant to issue the additional shares to Ironridge are stayed pending appeal.

On March 16, 2016, Mr. Schneiderman filed a Motion for Relief to be released from the October 2015 Order prohibiting him from transferring his shares of the Registrant’s common stock. This Motion and all of the other pending motions are scheduled for hearing in the California State Court on July 26, 2016. Originally, Ironridge opposed Mr. Schneiderman’s motion for relief. Originally, the Registrant did not oppose Mr. Schneiderman’s motion. Subsequently, Ironridge filed a stipulation in support of Mr. Schneiderman (“June 2016 Stipulation”) in apparent exchange for which Mr. Schneiderman signed and filed the June 2016 Schneiderman Affidavit. However, the Registrant is objecting to that June 2016 Stipulation on the grounds that the June 2016 Schneiderman Affidavit contradicts and is inconsistent with the facts and prior statements by Mr. Schneiderman.

For example, in Paragraph 2 of the June 2016 Schneiderman Affidavit, he states: “[a]ll of the statements made in the Declaration of Robert Schneiderman in Support of Joint Ex Parte Application for Order Approving Stipulation for Settlement of Claims filed November 8, 2013 are true and correct.”

His Declaration in support of that Stipulation contains the following in Paragraph 8: “[T]he board of directors of [the Registrant] has considered the proposed settlement and has resolved that its terms and conditions are fair to, and in the best interests of, [the Registrant] and its stockholders.”

In addition, the related Stipulation which Mr. Schneiderman signed included the following:

Paragraph 4: “[Registrant’s] board of directors has considered the proposed transaction and has resolved that its terms and conditions are fair to, and in the best interests of, [Registrant] and its stockholders.”

Paragraph 11: “[Registrant] represents, warrants and covenants as follows: . . . (d) [Registrant] has all necessary power and authority to execute, deliver and perform all of its obligations under this Stipulation and Order, the execution, delivery and performance of which have been duly authorized by all requisite action on the part of [Registrant], including without limitation approval by its board of directors[.]”

However, as noted above, the Board of Directors of the Registrant was not informed of the Ironridge transaction until the meeting of December 18, 2013, by which time 8,690,000 of the Registrant’s common stock had been issued to Ironridge and the transaction had been approved by the California State Court.

For a further example, in Paragraph 4 of the June 2016 Schneiderman Affidavit, he states that:

“I have no knowledge that anyone at Ironridge ever engaged in any improper or manipulative conduct with regard to [Registrant] or its stock, or that Ironridge ever sold stock in a manner that hurt the company or its stock price. To the best of my knowledge, Ironridge sold in a manner that was in full compliance with the terms of the parties’ agreement and the Court’s order, and that impacted the stock as little as possible. I have no knowledge that Ironridge ever acted in any way inconsistent with its ethical responsibilities under the agreement.”

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However, in the Registrant’s Form 8-K filed May 27, 2014, Mr. Schneiderman stated:

“The Registrant has filed this lawsuit [in the federal court in California] because, in the Registrant’s view, Ironridge breached several material representations it made to the Registrant prior to the November 2013 transaction described above on which the Registrant relied. For example, Ironridge told the Registrant that . . . (ii) Ironridge would not take any action to affect the Registrant’s stock price. The Registrant has uncovered facts that shows [sic], in the Registrant’s view, that these representations have been breached.”

In addition, in March 2015, Mr. Schneiderman signed an Affidavit in the New Jersey litigation containing the following statement in Paragraph 7: “After issuing stock to Ironridge over a period of time, Scrips discovered that Ironridge was illegally manipulating its stock price.”

The June 2016 Stipulation filed by Ironridge which contains the June 2016 Schneiderman Affidavit will be heard by the California State Court on July 26, 2016. The Registrant has instructed its counsel to bring to that Court’s attention the multiple inconsistencies between the various Schneiderman affidavits and declarations, the SEC filings and other prior statements made by Mr. Schneiderman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	June 2016 Schneiderman Affidavit filed in California Superior Court

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScripsAmerica, Inc

Date: June 27, 2016	By: /s/ Brian Ettinger
Brian Ettinger
Chief Executive Officer

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Exhibit Number	Description

99.1	June 2016 Schneiderman Affidavit filed in California Superior Court

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